Exhibit 32.2

EX-32.2 SECTION 906 CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, Jack R. Lazar, the chief financial officer of Atheros Communications, Inc. (the “Company”), certify for the purposes of section 1350 of chapter 63 of title 18 of the United States Code that, to my knowledge,:

(i)	The Quarterly Report of the Company on Form 10-Q for the quarterly period ended September 30, 2010 (the “Report”) fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, and

(ii)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 25, 2010

/s/ Jack R. Lazar
Jack R. Lazar
Chief Financial Officer, Vice President of Corporate Development, and Secretary
(Principal Financial Officer)